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                                                                 Exhibit 99.B1.3


                                   CERTIFICATE

         The undersigned, Secretary of The Fairmont Fund, hereby certifies that the attached Amendment to the Agreement and Declaration of Trust of The Fairmont Fund has been duly adopted by the Trust pursuant to Section 7.3 of the Agreement and Declaration of Trust. The Agreement and Declaration of Trust was amended by the attached instrument in writing signed by the President of the Trust pursuant to the unanimous vote of the Trustees of the Trust at a meeting held on May 15, 1984.


                                    /s/ INDA M. WANGERIN
                                    ----------------------------
                                    INDA M. WANGERIN, Secretary
                                    The Fairmont Fund

Date: May 15 , 1984
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                                THE FAIRMONT FUND
                 AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

         Section 5.1 of the Agreement and Declaration of Trust of The Fairmont Fund is hereby amended to read as follows:

                  Section 5.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of a Kentucky business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the ByLaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

                                                   THE FAIRMONT FUND

                                              By /s/
                                              -------------------------------
                                              OSCAR S. BRYANT, JR., President
This instrument prepared by:

/s/                                       /s/
--------------------------------          -------------------------------------
JOHN S. GREENEBAUM,                       DONALD S. MENDELSOHN,
Attorney at Law                           Attorney at Law
Greenebaum Young Treitz & Maggiolo        Brown, Cummins & Brown Co., L.P.A.
25th Fl., First National Tower            Six East Fourth Street, Suite 1400
Louisville, Kentucky  40202               Cincinnati, Ohio  45202


STATE OF KENTUCKY         )
                          )        ss:
COUNTY OF JEFFERSON       )

         Subscribed and sworn to before me on behalf of The Fairmont Fund by OSCAR S. BRYANT, JR., its President, this 17th day of May , 1984.

                                           /s/
                                           ------------------------------------
My Commission Expires:  March 15, 1988     INDA M. WANGERIN
                                           Notary Publi